Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included in this Current Report on Form 8-K (the “Form 8-K”) and, if not defined in the Form 8-K, the final proxy statement/consent solicitation statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on September 10, 2024 (the “Proxy Statement/Prospectus”). All amounts are reflected in thousands, except for per share amounts and unless otherwise specified.

Introduction

Innventure, Inc., formerly Learn SPAC HoldCo, Inc., (“Holdco”) is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

Learn CW Investment Corporation, (“Learn CW”) was a blank check company incorporated on February 21, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On October 13, 2021, Learn CW consummated its initial public offering (the “IPO”) of 23,000,000 units,which included the issuance of 3,000,000 units as a result of the underwriter’s full exercise of their over-allotment option (the “Units”), each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Public Shares”) and one-half of one redeemable warrant of the Company (each, a “Public Warrant”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, and the IPO generated gross proceeds of $230,000,000. Simultaneously with the closing of the IPO, Learn CW consummated a private placement (the “Private Placement”) with CWAM LC sponsor LLC, Learn CW’s sponsor, of an aggregate of 7,146,000 private placement warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $7,146,000.  Following the closing of the IPO on October 13, 2021, a total of $230,000,000 ($10.00 per Public Unit) of the net proceeds from the IPO and the Private Placement were deposited in a trust account (the “Trust Account”) established for the benefit of the Company’s public stockholders at a U.S. based trust account.

On October 11, 2023, Learn CW held an extraordinary general meeting of stockholders regarding the Extension Amendment Proposal, at which Learn CW shareholders approved the Extension Amendment. Approximately 59% of the Public Shares in the Trust were redeemed in connection with the Extension Amendment with a proportional reduction in the Trust Account after the satisfaction of such redemptions.

Holdco, (together with its subsidiaries, following the consummation of the Business Combination) founds, funds, and operates companies with a focus on transformative, sustainable technology solutions acquired or licensed from Multinational Corporations (“MNCs”). As owner-operators, Holdco takes what it believes to be breakthrough technologies from early evaluation to scaled commercialization utilizing an approach designed to help mitigate risk as it builds disruptive companies that it believes have the potential to achieve a target enterprise value of at least $1 billion. Holdco defines “disruptive” as innovations that have the ability to significantly change the way businesses, industries, markets and/or consumers operate. Holdco’s headquarters is located in Orlando, Florida.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Description of the Business Combination

On October 24, 2023, Learn CW and Innventure, LLC, entered into a Business Combination Agreement, with Holdco, LCW Merger Sub, Inc., a direct, wholly-owned subsidiary of Holdco (“LCW Merger Sub”) and Innventure Merger Sub, LLC, a direct, wholly-owned subsidiary of Holdco (“Innventure Merger Sub”) and, together with LCW Merger Sub, the “Merger Subs”). On September 30, 2024, Learn CW held an extraordinary general meeting of its shareholders to, among other things, approve the Business Combination of Learn CW, Legacy Innventure, and Holdco, pursuant to the transactions contemplated by the Business Combination Agreement. On October 2, 2024, Learn CW and Innventure, LLC consummated the Business Combination. Following the closing of the Business Combination, each of Learn CW and Innventure, LLC became a subsidiary of Holdco, Holdco became a publicly traded company, and Holdco changed its name to “Innventure, Inc.” (“INV”).

The aggregate consideration (the “Merger Consideration”) paid to the holders of Innventure, LLC’s outstanding equity and profits interests and warrants, other than the Class PCTA Units and the Class I Units (such holders, the “Innventure Members”), at the Closing consists of a number of shares of Holdco Common Stock equal to (i) (A) $435 million minus (B) the outstanding indebtedness as of the Closing (not including Indebtedness from any Additional Financing (terms used as defined in the Business Combination Agreement)) plus (C) cash and cash equivalents (not including cash from any Additional Financing) held by Innventure, LLC and its direct and indirect subsidiaries (“Legacy Innventure”) as of the Closing, divided by (ii) $10.00. A portion of the aggregate Merger Consideration also included right to receive certain Company Earnout Shares.

Accounting Treatment of the Business Combination

This Business Combination has been accounted for as a reverse recapitalization. Under this method of accounting, Learn CW has been treated as the “acquired” company for financial reporting purposes. This determination is based on the fact that subsequent to the Business Combination:
•	Legacy Innventure equity holders have a majority of the voting power of Innventure,
•	Legacy Innventure comprises all of the ongoing operations of Innventure,
•	Legacy Innventure has appointed a majority of the governing body of Innventure, and
•	Legacy Innventure’s senior management comprises all of the senior management of Innventure.

Accordingly, the consolidated assets, liabilities and results of operations of Legacy Innventure have now become the historical financial statements of the combined entity; the assets, liabilities and results of operations of Learn CW were consolidated with Legacy Innventure beginning on the Closing Date. For accounting purposes, the financial statements of the combined entity represent a continuation of the financial statements of Legacy Innventure. The net assets of Learn CW are stated at historical costs, with no goodwill or other intangible assets recorded.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 gives pro forma effect to the Business Combination as if it had been consummated as of June 30, 2024. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 give pro forma effect to the Business Combination as if it had been consummated as of January 1, 2023, the beginning of the earliest period presented. The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;
•
the historical audited consolidated financial statements of Legacy Innventure and the historical audited financial statements of Learn CW as of and for the year ended December 31, 2023, included in the Proxy Statement/Prospectus;

•
the historical unaudited condensed consolidated financial statements of Legacy Innventure and the historical unaudited condensed financial statements of Learn CW as of and for the six months ended June 30, 2024, included in the Proxy Statement/Prospectus;

•
the sections entitled “Learn CW Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Innventure” included in the Proxy Statement/Prospectus; and

•	“Shareholder Proposal No. 1—The Business Combination Proposal,” and other financial information included in the Proxy Statement/Prospectus.

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the estimated effects of the Business Combination. It sets forth and is derived from:

•
Legacy Innventure’s historical unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2024, and Legacy Innventure’s historical audited consolidated financial statements as of and for the year ended December 31, 2023, as included in the Proxy Statement/Prospectus, respectively;

•
Learn CW’s historical unaudited condensed financial statements as of and for the six months ended June 30, 2024, and Learn CW’s historical audited financial statements as of and for the year ended December 31, 2023, as included in the Proxy Statement/Prospectus, respectively;

•
Pro forma transaction accounting adjustments to give effect to the Business Combination on the unaudited condensed combined balance sheet as of June 30, 2024, as if the Business Combination closed on June 30, 2024; and

•
Pro forma adjustments to give effect to the Business Combination on the unaudited condensed combined statement of operations for the year ended December 31, 2023 and for the six months ended June 30, 2024, as if the Business Combination closed on January 1, 2023.

The following summarizes the number of Holdco Common Shares outstanding following the consummation of the Business Combination:

Equity capitalization at Closing	Shares	%
Innventure Members(1)	38,494,999	86.3%
Learn CW public shareholders	1,027,674	2.3%
Learn CW Sponsor(2)	4,880,000	10.9%
Learn CW independent directors	120,000	0.3%
Sundry investors	80,000	0.2%
Total shares of Holdco Common Stock outstanding at closing of the Transactions	44,602,673	100.0%

(1)
Represents 38,494,999 shares of Holdco Common Stock issued at the Closing as the Merger Consideration. This excludes issuance of up to 5,000,000 Company Earnout Shares because at Closing none of the Milestones were achieved and therefore, considered a liability of Innventure and not an equity interest at Closing.

(2)
Gives effect to the forfeiture of: (i) 750,000 Learn CW Class B Ordinary Shares pursuant to the Sponsor Support Agreement across all scenarios presented; and excludes 344,866 Sponsor Earnout Shares that the Sponsors received at Closing, subject to transfer restrictions and potential forfeit if the Milestones are not achieved within seven years because this interest is considered a liability to the Sponsor and not an equity interest at Closing.

The unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of Holdco following the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information currently available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used, including in respect of the matters further described in Note 1 hereto, to present the unaudited pro forma condensed combined financial information. Legacy Innventure and Learn CW have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between them.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2024
(in thousands)

	Innventure Historical	Learn CW Historical	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Cash, cash equivalents and restricted cash	$2,081	$205	$21,156	a, b, h, i, j, k, l	$23,442
Prepaid expenses and other current assets	1,797	267	(100)	b	1,964
Inventory	662	—	—		662
Due from related parties	7,681	—	—		7,681
Total Current Assets	12,221	472	21,056		33,749
Investments held in trust account	—	101,593	(101,593)	a, k	—
Investments	17,925	—	—		17,925
Property, plant and equipment, net	1,274	—	—		1,274
Other assets	972	—	—		972
Total Assets	$32,392	$102,065	$(80,537)		$53,920

Liabilities and Unitholders’ Capital
Accounts payable	$3,250	$8,018	$(7,160)	b	$4,108
Accrued employee benefits	6,582	—	—		6,582
Accrued expenses	1,709	—	(710)	b	999
Related party payables	508	—	—		508
Related party notes payable - current	1,000	—	13,000	j	14,000
Notes payable - current	772	—	—		772
Patent installment payable - current	525	—	—		525
Other current liabilities	286	587	(587)	b	286
Total Current Liabilities	14,632	8,605	4,543		27,780
Notes payable, net of current portion	403	—	—		403
Convertible promissory note, net	—	—	—		—
Convertible promissory note due to related party, net	—	3,800	(3,800)	i	—
Embedded derivative liability	—	—	—		—
Earnout liability	—	—	58,099	f	58,099
Patent installment payable, net of current	13,075	—	—		13,075
Warrant Liability	—	2,797	(1,725)	g	1,072
Other liabilities	577	—	—		577
Total Liabilities	28,687	15,202	57,117		101,006

Commitments and Contingencies
Mezzanine Capital
Class A Ordinary Shares; 23,000,000 shares at redemption value	—	101,593	(101,593)	a, c	—
Redeemable non-controlling Interest - Class I Units	4,126	—	—		4,126
Redeemable non-controlling Interest - Class PCTA Units	11,281	—	—		11,281
Unitholders' Deficit
Holdco Common Stock	—	—	6	c, d	6
Holdco Series B Preferred Stock	—	—	10,579	h, l	10,579
Class B Preferred Units	48,540	—	(48,540)	d	—
Class B-1 Preferred Units	3,323	—	(3,323)	d	—
Class A Units	1,950	—	(1,950)	d	—
Class C Units	940	—	(940)	d	—
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—	—		—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding (excluding 9,338,421 shares subject to possible redemption)	—	—	—		—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 shares issued and outstanding	—	1	(1)	d	—
Additional paid-in capital	—	—	—	c, d, e, f, g, h, m	—
Accumulated deficit	(81,568)	(14,731)	4,933	b, e, j, m	(91,366)
Non-controlling interest	15,113	—	3,175	h	18,288
Total Unitholders’ Deficit	(11,702)	(14,730)	(36,061)		(62,493)
Total Liabilities, Mezzanine Capital, and Unitholders' Deficit	$32,392	$102,065	$(80,537)		$53,920
See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands, except share and per share data)

	Innventure Historical	Learn Historical	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Management fee income - related party	$892	$—	$—		$892
Consulting revenue	225	—	—		225
Total Revenue	1,117	—	—		1,117
Operating Expenses
General and administrative	17,589	6,204	14,794	aa	38,587
Sales and marketing	3,205	—	—		3,205
Research and development	4,001	—	—		4,001
Total Operating Expenses	24,795	6,204	14,794		45,793
Loss from Operations	(23,678)	(6,204)	(14,794)		(44,676)
Non operating (Expense) Income
Interest expense, net	(1,224)	—	(1,869)	ff	(3,093)
Interest earned on investments held in Trust Account	—	8,809	(8,809)	bb	—
Net loss on investments	(6,448)	—	—		(6,448)
Net gain on investments – related parties	232	—	—		232
Change in fair value of embedded derivative liability	766	—	—		766
Gain on settlement of deferred underwriting fees	—	556	(556)	dd	—
Change in fair value of warrant liability	—	746	(460)	cc	286
Equity method investment loss	(632)	—	—		(632)
Total Non-operating (Expense) Income	(7,306)	10,111	(11,694)		(8,889)
Income tax expense	—	—	—		—
Net (Loss) Income	$(30,984)	$3,907	$(26,488)		$(53,565)

Net loss attributable to non-controlling interests	(139)	—	(5,366)	ee	(5,505)

Net (loss)/ income attributable to controlling interests	$(30,845)	$3,907	$(21,122)		$(48,060)

Net income/(loss) per share (Note 2)
Basic and diluted net income per share, Class A ordinary shares/common stock	$—	$0.14	$—		$(1.10)
Weighted average shares outstanding of Class A ordinary shares/common stock	—	23,000,000	21,602,673		44,602,673
Basic and diluted net income per share, Class B ordinary shares	$—	$0.14	$—
Weighted average shares outstanding of Class B ordinary shares	—	5,750,000	(5,750,000)
See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2024
(in thousands, except share and per share data)

	Innventure Historical	Learn Historical	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Management fee income - related parties	$447	$—	$—		$447
Total Revenue	447	—	—		447
Operating Expenses
General and administrative	16,283	2,928	—		19,211
Sales and marketing	2,549	—	—		2,549
Research and development	3,433	—	—		3,433
Total Operating Expenses	22,265	2,928	—		25,193
Loss from Operations	(21,818)	(2,928)	—		(24,746)
Non operating (Expense) Income
Interest expense, net	(448)	—	(935)	ii	(1,383)
Interest earned on investments held in Trust Account	—	638	—		638
Net (loss) gain on investments	4,399	—	—		4,399
Net (loss) gain on investments – due to related parties	(160)	—	—		(160)
Change in fair value of embedded derivative liability	(478)	—	—		(478)
Gain on settlement of deferred underwriting fees	—	—	—		—
Change in fair value of warrant liability	—	(2,424)	1,495	gg	(929)
Equity method investment income	784	—	—		784
Loss on conversion of promissory notes	(1,119)	—	—		(1,119)
Total Non-operating (Expense) Income	2,978	(1,786)	560		1,752
Income tax expense	—	—	—		—
Net (Loss) Income	$(18,840)	$(4,714)	$560		$(22,994)

Net loss attributable to non-controlling interests	(6,333)	—	4,777	hh	(1,556)

Net (loss)/ income attributable to controlling interests	$(12,507)	$(4,714)	$(4,217)		$(21,438)

Net income/(loss) per share (Note 2)
Basic and diluted net income per share, Class A ordinary shares/common stock	$—	$(0.31)	$—		$(0.49)
Weighted average shares outstanding of Class A ordinary shares/common stock	—	9,338,422	35,264,251		44,602,673
Basic and diluted net income per share, Class B ordinary shares	$—	$(0.31)	$—
Weighted average shares outstanding of Class B ordinary shares	—	5,750,000	(5,750,000)
See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.          Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the business combination occurred on the dates indicated.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Holdco has elected not to present management adjustments and will only be presenting transaction accounting adjustments in the accompanying unaudited pro forma condensed combined financial information. There are no autonomous entity adjustments required because Legacy Innventure existed autonomously prior to the Business Combination. The historical financial information has been adjusted to reflect the pro forma adjustments that are directly attributable to the Business Combination.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented. The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the weighted average number of Holdco shares outstanding for the year ended December 31, 2023 and for the six months ended June 30, 2024, assuming the business combination occurred on January 1, 2023.

The Transactions allowed Learn CW Public Warrants to be reclassified to equity. As such, the Learn CW Public Warrants were remeasured at fair value at closing and transferred at that value to equity. The equity classified public warrants will not be subject to subsequent remeasurement.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2024 are as follows:

Transaction Accounting Adjustments:

(a)
Reflects the liquidation and reclassification of $11,342 of funds held in the Trust Account to cash that became available following the Business Combination together with the redemption by shareholders of their Class A common stock in exchange for $90,701 in cash.

(b)
Reflects incremental transaction costs incurred by Holdco of approximately $6,717 (increasing accumulated deficit), the reclassification of accrued transaction costs and accounts payable amounting to $710 and $7,160, respectively, that were paid upon Closing and the reclassification of prepaid expenses - transaction costs amounting to $100 and the reclassification of other current liabilities (deferred credits for transaction costs) amounting to $587. The net reduction in cash of this adjustment was $15,074.

(c)
Reflects the reclassification of approximately $10,892 of shares of Learn CW’s Class A ordinary shares subject to possible redemption to permanent equity (Holdco Common Stock of $1 and Additional paid-in capital of $10,891).

(d)
Reflects the recapitalization of $54,754 of Innventure Units, the issuance of 43,494,999 shares of Holdco Common Stock to Innventure Unitholders as consideration for the reverse recapitalization and the conversion of Learn CW’s Class B ordinary shares to Holdco Common Stock (together $5) with a net increase of $54,749 in Additional paid-in capital.

(e)	Reflects the elimination of Learn CW historical accumulated deficit of $14,731 by reducing Additional paid-in capital upon Closing.

(f)
Reflects the fair value of (i) Company Earnout Shares contingently issuable to the Innventure Members at Closing and (ii) Sponsor Earnout Shares that are issued at Closing but subject to the same earnout contingencies; and reflected as a liability with a corresponding decrease in Additional paid-in capital. The preliminary fair value of $58,099 was determined based on the closing stock price of LCW on October 2, 2024. A Monte Carlo simulation was completed which approximated the closing stock price because the probability that the contingencies will be resolved is considered to be virtually certain. The fair values of the Company Earnout Shares and the Sponsor Earnout Shares are subject to change as additional information becomes available and additional analyses are performed. Such changes could be material once the final valuation is determined at the closing of the Business Combination. Subsequent changes in the fair value of the earnout liability will flow through the consolidated statement of operations until contingencies are resolved and shares are issued and the liability is transferred at its final fair value to equity.

(g)	Reflects an adjustment of $1,725 to account for reclassification of Learn CW Public Warrants from liabilities to stockholders’ equity thereby increasing Additional paid-in capital.

(h)
Reflects additional cash deposited of $6,559 through September 30, 2024 and the issuance of Class A Preferred Units of Accelsius in the amount of $3,175 (reflected as an increase in Non-controlling interest) and Class B Preferred Units of Innventure in the amount of $3,384 (reflected as an increase in Additional paid-in capital), subsequent to June 30, 2024. Also reflects additional cash deposited at Closing of $11,020 for the issuance of Holdco Series B Preferred Shares.

(i)	Reflects the repayment of the Learn CW Convertible Promissory Note due to the Sponsor which becomes repayable at Closing in the amount of $3,800.

(j)
Reflects the effect of the execution on August 20, 2024 and August 22, 2024 of two unsecured short-term promissory note with related parties for $10,000 plus a $1,000 loan fee and $2,000 plus interest at 11.5%, respectively. Later on October 1, 2024, terms of both these notes were restated with one note consisting of a principal amount of $10,000 plus interest at 15.99% and the other note consisting of $1,000 plus interest of 13.5% interest. Both notes are repayable on January 31, 2025.

(k)
Reflects the transfer of $450 from cash to the Learn CW Trust Account after June 30, 2024 that was required to be deposited into the Trust Account to extend the period of time Learn CW has to consummate a business combination.

(l)	Reflects the payment of equity issuance costs paid at Closing in the amount of $441.

(m)	Reflects the reclassification of negative Additional paid-in capital balance of $2,081 to accumulated deficit.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

Holdco did not pay the one time anticipated cash award at Closing in the amount of $2,800 because given the level of redemptions and continuing need for cash the Company has deferred and potentially may cancel these payments. As such the potential cash award is is no longer recognized as a pro forma adjustment. Furthermore, at Closing Holdco had not yet undertaken compensation studies to decide upon the appropriate executive compensation package which may include some element of stock-based compensation. Therefore, no pro forma adjustment has been recorded.

The following pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023, are as follows:

(aa)
Reflects the incremental transaction costs incurred by Holdco of approximately $14,794 as if incurred on January 1, 2023, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(bb)	Reflects elimination of investment income and unrealized loss on investments held in the Trust Account.

(cc)	Reflects the elimination of fair value movements related to the reclassification of Learn CW Public Warrants from liability to equity classification.

(dd)
Reflects the elimination of the gain on settlement of deferred underwriting fees following the resignation of the underwriters from their role in the Business Combination and their agreement to waive their deferred underwriting fees.

(ee)
Reflects the allocation of income loss to Class PCTA and Class I units in form of net income to non-controlling interests as these units will be present in the combined entity post business combination. The amount allocated to these units is based on the amount accreted during the period for the portions of business related to these units.

(ff)
Reflects the interest expense related to debt financing raised in the form of unsecured promissory notes as described in adjustment (j) above. Interest is calculated, assuming the notes were outstanding from January 1, 2023, based on the interest rate and principal amounts applicable on the final date, (after the restatement of both notes).

The following pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 are as follows:

(gg)	Reflects the elimination of fair value movements related to the reclassification of Learn CW Public Warrants from liability to equity classification.

(hh)
Reflects the allocation of income loss to Class PCTA and Class I units in form of net income to non-controlling interests as these units will be present in the combined entity post business combination. The amount allocated to these units is based on the amount accreted during the period for the portions of business related to these units.

(ii)
Reflects the interest expense related to debt financing raised in the form of unsecured promissory notes as described in adjustment (j) above. Interest is calculated, assuming the notes were outstanding from January 1, 2024, based on the interest rate and principal amounts applicable on the final date, (after the restatement of both notes).

2.          Loss per Share

Net loss per share is calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented. This calculation is retroactively adjusted to eliminate the shares actually redeemed, for the entire period.

The unaudited pro forma condensed combined financial information has been prepared considering the actual redemptions into cash of Common Stock for the year ended December 31, 2023 and for the six months ended June 30, 2024:

in thousands, except share data	Year ended December 31, 2023	Six months ended June 30, 2024
Pro forma net loss (1)	$(48,941)	$(21,878)
Basic and diluted weighted average shares outstanding	44,602,673	44,602,673
Pro forma net loss per share – basic and diluted (2)	$(1.10)	$(0.49)

Weighted average shares outstanding – basic and diluted
Learn CW	6,027,674	6,027,674
Innventure	38,494,999	38,494,999
Sundry investors	80,000	80,000
	44,602,673	44,602,673

(1)
Increases the net loss by the 8% preferential cumulative dividends due to Holdco Series B Preferred Stockholders in the amount of $882 and $441 for the year ended December 31, 2023 and six months ended June 30, 24, respectively, as if these shares had been outstanding since January 1, 2023.

(2)
Outstanding Learn CW Public Warrants, Learn CW Private Warrants and Series B preferred shares, and shares issuable under the SEPA are anti-dilutive and are not included in the calculation of diluted net loss per share. There are currently 11,500,000 Learn CW Public Warrants and 7,146,000 Learn CW Private Warrants outstanding. Each such warrant entitles the holder to purchase one Class A Ordinary Share at an exercise price of $11.50 per share. Subject to the terms of the Warrant Agreement, these warrants are not exercisable until 30 days after the consummation of a business combination. There are 1,102,000 Series B Preferred Shares outstanding. Each preferred share is convertible to common shares at a price of $12.50 per share (subject to adjustment upon certain circumstances). The SEPA allows for the drawdown of capital in exchange for a maximum of 9.99% of the outstanding voting common shares. The 5,000,000 potentially dilutive Company Earnout Shares were excluded from the computation of pro forma net loss per share, basic and diluted, because issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period.